UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2026, the Company issued a promissory note to Harllon Holdings LLC (the “Note”) in the amount of $250,000 with an original issue discount of $75,000. The Company is required to repay the Note on January 1, 2027 in the amount of $325,000. The Company may prepay the Note on December 1, 2026 for $312,000.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On November 4, 2026, the Company agreed to issue 150,000 shares of its common stock to certain consultants under consulting agreements in consideration of services rendered. Not proceeds were received. The issuances are being made in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer

On November 4, 2026, Luisa Ingargiola, Chief Strategy Officer of the Company, was appointed as principal executive officer of the Company, to serve in such role until such time as the Company appoints a new Chief Executive Officer. The biography for Ms. Ingargiola is set forth below. Ms. Ingargiola will not receive any additional compensation for service as principal executive officer.

There is no arrangement or understanding between Ms. Ingargiola and any other person, other than the Company’s directors or officers acting solely in their capacity as such, pursuant to which she was selected as an officer of the Company. Ms. Ingargiola is not related by blood, marriage or adoption to any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. The Company is not aware of any transaction, or currently proposed transaction, in which the Company was or is to be a participant and in which Ms. Ingargiola or any member of her immediate family, had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K. There are no current or proposed related party transactions between Ms. Ingargiola on the one hand, and the Company, on the other, or any transactions involving a member of either of their immediate families, that would require disclosure under Item 404(a) of Regulation S-K.

Luisa Ingargiola, Chief Strategy Officer. Luisa Ingargiola has served as our Chief Strategy Officer since June 3, 2026, Ms. Ingargiola served as the Company’s Chief Financial Officer from February 21, 2017 through June 3, 2026.. Ms. Ingargiola has significant experience serving as Chief Financial Officer or Audit Chair for multiple Nasdaq and New York Stock Exchange companies. She currently serves as Director and Audit Chair for several public companies, including Fusion Fuels (NASDAQ:HTOO), Dragonfly Energy (DFLI) and Vision Marine (VMAR), among others. She also sits on the Board of several Special Purpose Acquisition Corporations. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer and then a member of the board of directors at MagneGas Corporation (Nasdaq: MNGA). Prior to 2007, Ms. Ingargiola held various roles as Budget Director and Investment Analyst in several private companies. Ms. Ingargiola graduated in 1989 from Boston University with a Bachelor’s degree in Business Administration and a concentration in Finance. In 1996, she received her MBA in Health Administration from the University of South Florida. Ms. Ingargiola is qualified to serve as a Chief Financial Officer because of her extensive knowledge corporate governance, regulatory requirements, executive leadership and knowledge of, and experience in, financing and M&A transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1	Note dated November 4, 2026
104#	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer